UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 30, 2022

WORKDAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6110 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (925) 951-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2022, Workday, Inc. (“Workday”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein. The Underwriting Agreement provides for the issuance and sale by Workday of $3.0 billion aggregate principal amount of senior notes, consisting of $1.0 billion aggregate principal amount of 3.500% notes due 2027 (the “2027 Notes”), $750.0 million aggregate principal amount of 3.700% notes due 2029 (the “2029 Notes”), and $1.25 billion aggregate principal amount of 3.800% notes due 2032 (the “2032 Notes,” and together with the 2027 Notes and the 2029 Notes, the “Notes”), in an underwritten public offering (the “Offering”).

The Underwriting Agreement contains customary representations, warranties and covenants. These representations, warranties and covenants are not representations of factual information to investors about Workday or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of Workday. The foregoing description of the terms of the Underwriting Agreement is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated by reference herein.

On April 1, 2022, Workday, Inc. (“Workday”) completed its issuance and sale of the Notes pursuant to the Underwriting Agreement and an Indenture dated as of April 1, 2022 (the “Base Indenture”), between Workday and U.S. Bank Trust Company National Association, as trustee, together with an officer’s certificate, dated April 1, 2022 (the “Officer’s Certificate,” and, together with the Base Indenture, the “Indenture”). The Notes were issued and sold pursuant to Workday’s effective shelf registration statement on Form S-3 (Registration No. 333-239056) filed with the Securities and Exchange Commission on June 10, 2020, and a related preliminary prospectus supplement, dated March 30, 2022 and a final prospectus supplement, dated March 30, 2022.

Workday estimates that the net proceeds from the Offering will be approximately $2.98 billion, after deducting the underwriting discounts and estimated offering expenses payable by Workday. Workday intends to use the net proceeds from the sale of the Notes for general corporate purposes, which includes repaying an aggregate principal amount of $693.8 million outstanding under its existing senior unsecured term loan facility, and which may include repaying the $1.15 billion outstanding balance of its 0.25% convertible senior notes due 2022 maturing on October 1, 2022. General corporate purposes may also include additions to working capital, financing of capital expenditures, and future acquisitions and strategic investment opportunities. Pending other uses, Workday intends to invest the net proceeds to Workday in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, corporate debt, direct or guaranteed obligations of the U.S. government, or term deposits, or hold as cash. Workday may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including cash, cash equivalents or marketable securities, or use funds to reduce outstanding short-term borrowings.

The Notes are senior unsecured obligations of Workday and rank equally with all existing and future unsecured and unsubordinated indebtedness of Workday. The 2027 Notes will mature on April 1, 2027 and bear interest at a fixed rate of 3.500% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2022. The 2029 Notes will mature on April 1, 2029 and bear interest at a fixed rate of 3.700% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2022. The 2032 Notes will mature on April 1, 2032 and bear interest at a fixed rate of 3.800% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2022. The Notes are redeemable at the option of Workday, at any time in whole or from time to time in part, at the applicable dates of redemption and applicable redemption prices specified in the forms of Note included in Exhibits 4.3, 4.4 and 4.5 hereto (together, the “Forms of Note”).

In addition, if a Change of Control Triggering Event (as defined in the Forms of Note) occurs with respect to the Notes, Workday will be required, subject to certain exceptions, to make an offer to purchase all or any part of the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the repurchase date. The Indenture also contains certain other covenants (including certain limited covenants restricting Workday’s ability to incur certain liens and enter into certain sale and leaseback transactions), events of default and other customary provisions.

The foregoing description of the terms of the Notes is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Base Indenture and the Officer’s Certificate (including the Forms of Note included therein), which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 hereto, respectively, and are incorporated by reference herein. In connection with the issuance of the Notes, Fenwick & West LLP provided Workday with the legal opinion and consent attached hereto as Exhibit 5.1 and Exhibit 23.1, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of March 30, 2022, by and among Workday and BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.
4.1	Indenture, dated as of April 1, 2022, between Workday and U.S. Bank Trust Company National Association, as trustee.
4.2	Officer’s Certificate pursuant to the Indenture, dated as of April 1, 2022.
4.3	Form of 3.500% Note due 2027 (included in Exhibit 4.2).
4.4	Form of 3.700% Note due 2029 (included in Exhibit 4.2).
4.5	Form of 3.800% Note due 2032 (included in Exhibit 4.2).
5.1	Opinion of Fenwick & West LLP relating to the Notes.
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022	WORKDAY INC.

	By:	/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary